                                                                    Exhibit 23.2

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Mediacom Communication Corporation and coregistrants of our report dated March 15, 2002, relating to the combined statements of operations and parent's investment and of cash flows of Mediacom Systems for the period from January 1, 1999 to February 28, 1999, which appear in this Form 10-K of Mediacom Broadband LLC.



/S/ PRICEWATERHOUSECOOPERS LLP



Denver, Colorado
March 29, 2002

                                                                    Exhibit 23.2

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Mediacom Communications Corporation and coregistrants of our report dated March 15, 2002, relating to the combined financial statements of Mediacom Systems as of July 18, 2001 and December 31, 2000 and for the period from January 1, 2001 to July 18, 2001, the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999, which appear in this Form 10-K of Mediacom Broadband LLC.



/S/ PRICEWATERHOUSECOOPERS LLP



Denver, Colorado
March 29, 2002